UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2008

SOUTHERN SAUCE COMPANY, INC.

(Exact name of registrant as specified in Charter)

Florida	33-125268	11-3737500
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

31200 Via Colinas, Ste. 200
Westlake Village, CA 91362

 (Address of Principal Executive Offices)

(818) 597-7552

 (Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Robert H. Jordan announced on March 19, 2008 that he is resigning from his position as Chief Financial Officer of Southern Sauce Company, Inc. (the “Company”), effective March 19, 2008.

On February 14, 2008, the Board of Directors (the “Board”) of the Company appointed John Vogel as the Company’s Chief Executive Officer, effective upon the filing of the Company’s Annual Report on Form 10-KSB. The Company filed its Annual Report on March 19, 2008. Mr. John Vogel joined the Company in February 2008 as a director. From September 2006 through Oct 2007, he was a director and CEO of China Bio Environmental Holdings, Inc. (formerly International Imaging Systems) and has been CEO and director of Forme Capital, Inc. since September 25, 2007. Mr. Vogel was also a director and co-founder of Century 21 Ability, Inc. from the period 1996 to December 2005. Mr. Vogel also served as Chief Executive Officer, President, Secretary and Chairman of the Board of UniPro Financial Services, Inc. Mr. Vogel also served as an officer and board member of International Imaging Systems, Inc. from September of 2006 until October of 2007, when the company merged with Baorun China Group Limited. Mr. Vogel has over 30 years of experience in marketing and sales, including 13 years at World Savings Bank (WSB); VP District and VP Regional Loan Origination and VP Sales Manager and VP of Real Estate (Owned).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2008	SOUTHERN SAUCE COMPANY INC.

	By:	/s/ John Vogel
John Vogel
Chief Executive Officer

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